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As filed with the Securities and Exchange Commission on November __, 2006
Registration No. 333-______ ===================================================================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

SOVRAN SELF STORAGE, INC.
(Exact name of Registrant as specified in its charter)
________________________

Maryland (State of Incorporation)	16-1194043 (I.R.S. Employer Identification Number)

________________________

6467 Main Street
Buffalo, New York 14221
(716) 633-1850
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices
___________________

SOVRAN SELF STORAGE, INC.
2005 AWARD AND OPTION PLAN
 (Full Title of Plan)
_________________

Kenneth F. Myszka
President and Chief Operating Officer
6467 Main Street
Buffalo, New York 14221
(716) 633-1850
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:
Frederick G. Attea, Esq.
David J. Murray, Esq.
Phillips Lytle LLP
3400 HSBC Center
Buffalo, New York 14203
(716) 847-8400
_______________

CALCULATION OF REGISTRATION FEE

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Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Common Stock, par value $.01 per share(1).	1,459,945	----	----	9,222

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(1)

The 1,459,945 shares are being registered in connection with the 2005 Award and Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)

Computed in accordance with Rule 457(h) under the Securities Act, by averaging the high and low sales prices of Sovran Self Storage, Inc.'s common stock as reported by the New York Stock Exchange on November 21, 2006.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          This Registration Statement on Form S-8 registers an aggregate of 1,459,945 shares of common stock, par value $0.01 per share (the "Common Stock"), of Sovran Self Storage, Inc., a Maryland corporation (the "Registrant"), which may be issued pursuant to the Sovran Self Storage, Inc. 2005 Award and Option Plan. The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants of the Sovran Self Storage, Inc. 2005 Award and Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and any future filings the Registrant made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of the Registrant's common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:

.	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;
.	The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;
.	The Registrant's Proxy Statement relating to the annual stockholders meeting held on May 18, 2006, which was filed on April 12, 2006;
.	The Registrant's Current Reports on Form 8-K, dated November 1, 2006, September 6, 2006, September 1, 2006, July 20, 2006, June 26, 2006, and May 4, 2006.
.	The description of the Registrant's common stock contained in its Registration Statement on Form 8-A, dated June 16, 1995, including all amendments and reports updating that description.

          To the extent any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to rather than filed with, the SEC, such information or exhibit is not incorporated by reference in this prospectus.

          All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC.

          Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
Note applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

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Item 6. Indemnification of Directors and Officers.

          The Registrant's Directors and officers are and will be indemnified under the Amended and Restated Articles of Incorporation and Bylaws of the Registrant against certain liabilities. The Amended and Restated Articles of Incorporation requires the Registrant to indemnify its Directors and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that the act or omission of the Director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the Director or officer actually received an improper personal benefit or, in the case of any criminal proceeding, the Director or officer has reasonable cause to believe that the act or omission was unlawful. The By-laws of Sovran Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant and sole general partner of Sovran Acquisition Limited Partnership, the operating partnership, contain similar provisions that are consistent with Delaware law.

          The partnership agreement of the partnership provides that Sovran Holdings, Inc., as a general partner, and its directors and officers are to be indemnified to the maximum extent permitted by law.

          The Registrant has entered into indemnification agreements with each of its senior executive officers and Directors. The indemnification agreements require, among other matters, that the Registrant indemnify those officers and Directors to the fullest extent permitted by law and advance to those officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and may cover Directors and officers under the Registrant's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to Directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides. The indemnification agreement also provides certain procedures and presumptions in connection with a claim for advancement of expenses or indemnification.

          The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

          As permitted by Maryland Law, the Amended and Restated Articles of Incorporation provides that a Director or officers of the Registrant shall not be liable for money damages of the Company or its shareholders for any act or omission in the performance of his duties, except to the extent that (1) the person actually received an improper benefit or (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated. The Certificate of Incorporation of Sovran Holdings, Inc. contains similar provisions that are consistent with Delaware law.

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Item 7. Exemption from Registration Claimed.
Not Applicable.

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Item 8. Exhibits.
The following is a list of exhibits to this registration statement:
Number _______	Description __________

5.1*	Opinion of Venable LLP as to the legality of the securities being registered

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Venable LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

_________
*Filed herewith. _________

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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         (b)     The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing (and where applicable, each filing of an employee benefits plan's annual report pursuant to Section 11(d) of the Exchange Act) of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on November __, 2006.
SOVRAN SELF STORAGE, INC. By: /S/ Kenneth F. Myszka Kenneth F. Myszka President and Chief Operating Officer

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POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned directors and officers of Sovran Self Storage, Inc. (the "Company"), hereby severally appoint Kenneth F. Myszka and David L. Rogers, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, any and all amendments to such Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that such attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Capacity	Date
/S/ Robert J. Attea Robert J. Attea	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November ____, 2006
/S/ Kenneth F. Myszka Kenneth F. Myszka	President, Chief Operating Officer and Director	November ____, 2006
/S/ David L. Rogers David L. Rogers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November _____, 2006
/S/ John E. Burns John E. Burns	Director	November ____, 2006
/S/ Michael A. Elia Michael A. Elia	Director	November ____, 2006
/S/ Anthony P. Gammie Anthony P. Gammie	Director	November ____, 2006
/S/ Charles E. Lannon Charles E. Lannon	Director	November ____, 2006

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EXHIBIT INDEX
Exhibit No.	Description
5.1*	Opinion of Venable LLP as to the legality of the securities being registered.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Venable LLP (included in Exhibit 5.1).
24.1* _____________ *Filed herewith	Powers of Attorney (included on the signature pages).